UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (813) 875-6600

Kintara Therapeutics, Inc. 9920 Pacific Heights Blvd, Suite 150 San Diego, California 92121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 18, 2024, the Nevada corporation formerly known as “Kintara Therapeutics, Inc.” completed its previously announced merger transaction in accordance with the terms of the Agreement and Plan of Merger, dated as of April 2, 2024 (the “Merger Agreement”), by and among Kintara Therapeutics, Inc. (“Kintara”), TuHURA Biosciences, Inc. (“TuHURA”), and Kayak Mergeco, Inc., a direct wholly owned subsidiary of Kintara (“Merger Sub” and collectively with Kintara and TuHURA, the “Parties”), pursuant to which Merger Sub merged with and into TuHURA, with TuHURA surviving as a direct wholly owned subsidiary of Kintara and the surviving corporation of the merger (the “Merger”). Additionally, as a result of the Merger, Kintara changed its name (the “Name Change”) from “Kintara Therapeutics, Inc.” to “TuHURA Biosciences, Inc.” Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to TuHURA Biosciences, Inc., a Nevada corporation, and its wholly owned subsidiaries. See Item 2.01 for additional information regarding completion of the Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

Contingent Value Rights Agreement

In connection with the Merger, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Equiniti Trust Company, LLC (the “Rights Agent”), pursuant to which the Kintara common stockholders and Kintara common stock warrant holders of record as of immediately prior to the consummation of the Merger and Reverse Stock Split (as defined below) received one contingent value right (“CVR”) for each outstanding share of common stock of Kintara held by such stockholder (or, in the case of warrants, each share of common stock of Kintara for which such warrant is exercisable into). Pursuant to the CVR Agreement, upon the achievement of the Milestone (as defined below), the holders of CVRs are entitled, in aggregate, to receive approximately 1,539,918 shares of common stock of the Company (which gives effect to the Reverse Stock Split) (collectively, the “CVR Shares”).

Each CVR shall entitle the holder thereof to receive its portion of the CVR Shares if the Company (i) enrolls a minimum of ten cutaneous metastatic breast cancer patients in a study to determine whether a dose of REM-001 lower than 1.2 mg/kg elicits a treatment effect similar to that seen in prior studies of REM-001 at the 1.2 mg/kg dose and (ii) such patients enrolled in the study complete eight weeks of follow-up, in each case, on or before December 31, 2025 (the “Milestone”).

The payment date for the CVR Shares will be within 10 business days after the Rights Agent receives the CVR Shares as the payment for achievement of the Milestone. In the event that the Milestone is not achieved, holders of the CVRs will not receive any CVR Shares pursuant to the CVR Agreement. There can be no assurances that any holders of CVRs will receive any CVR Shares with respect thereto. Some CVR Shares that would otherwise be received may be withheld on account of taxes if the Company or the applicable withholding agent determines that tax withholding is required in connection with the delivery of CVR Shares or that there was a failure to withhold adequately in respect of the distribution of the CVRs.

The CVRs are not transferable, except in certain limited circumstances as will be provided in the CVR Agreement, will not be certificated or evidenced by any instrument, and will not be listed for trading on any exchange. The foregoing description of the CVR Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, on October 18, 2024, the Company entered into indemnification agreements with each of its new directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the Company as an officer or director, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Waiver

On October 18, 2024, the Parties entered into a Waiver Agreement (the “Waiver Agreement”) pursuant to which the Parties waived the requirements in the Merger Agreement that (i) Kintara deliver a Parent Closing Net Cash amount at Closing in accordance with Annex I of the Merger Agreement and (ii) TuHURA deliver Lock-Up Agreements representing no less than 50% of the outstanding shares of TuHURA common stock on an “as converted” basis. TuHURA delivered at closing, Lock-Up Agreements representing approximately 34% of the “as converted’ shares of TuHURA.

The preceding summary of the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the Waiver Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 2, 2024, Kintara, Merger Sub and TuHURA entered into the Merger Agreement, pursuant to which Merger Sub merged with and into TuHURA, with TuHURA surviving as a direct wholly owned subsidiary of Kintara and the surviving corporation of the Merger. On October 18, 2024, Kintara, Merger Sub and TuHURA consummated the transactions contemplated by the Merger Agreement. Effective at 12:01 a.m. Eastern Time on October 18, 2024, Kintara effected a 1-for-35 reverse stock split of its common stock (the “Reverse Stock Split”). Effective at 12:03 a.m. Eastern Time on October 18, 2024, the Company completed the Merger, and effective at 12:04 a.m. Eastern Time on October 18, 2024, the Company changed its name to “TuHURA Biosciences, Inc.” (the “Name Change”). Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by TuHURA, which is a clinical stage immune-oncology company developing novel personalized cancer vaccine product candidates designed to overcome primary resistance to immunotherapies like checkpoint inhibitors. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Under the terms of the Merger, immediately prior to the effective time of the Merger, shares of TuHURA’s preferred stock were converted into shares of TuHURA’s common stock and all of the convertible notes issued in TuHURA’s private placement (the “TuHURA Note Financing”) were converted into shares of TuHURA common stock pursuant to the terms therein. At the effective time of the Merger, the Company issued an aggregate of approximately 40,441,605 shares of its common stock to TuHURA stockholders, based on an exchange ratio of 0.1789 (after giving effect to the Reverse Stock Split) shares of the Company’s common stock for each share of TuHURA common stock outstanding immediately prior to the Merger. As a result, after giving effect to the issuance, the Company had approximately 42,030,336 shares of the Company’s common stock issued and outstanding. Immediately following the Merger, TuHURA stockholders as of immediately prior to the Merger owned, in aggregate and on a fully-diluted basis, approximately 97.15% of the Company (or 94.55% of the Company after giving effect to the issuance of the CVR Shares assuming the Milestone has been achieved) and Kintara securityholders as of immediately prior to the Merger owned, in aggregate and on a fully-diluted basis, approximately 2.85% of the Company (or 5.45%) of the Company after giving effect to the issuance of the CVR Shares assuming the Milestone has been achieved).

The issuance of the shares of the Company’s common stock to the former stockholders of TuHURA was registered with the SEC on the Company’s Registration Statement on Form S-4 (File No. 333-279368), as amended.

The shares of Kintara’s common stock listed on the Nasdaq Capital Market, previously trading through the close of business on Thursday, October 17, 2024 under the ticker symbol “KTRA,” commenced trading on the Nasdaq Capital Market on a post-Reverse Stock Split adjusted basis and post-Merger basis under the ticker symbol “HURA” on Friday, October 18, 2024. The Company’s common stock is represented by a new CUSIP number, 898920 103.

The foregoing description of the Merger and the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

FORM 10 INFORMATION

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the anticipated benefits of the Merger and the financial condition, results of operations, and prospects of the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current expectations and beliefs of the management of the Company, as well as assumptions made by, and information currently available to, the management of the Company. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this communication include, but are not limited to, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Current Report on Form 8-K. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements include, but are not limited to, any statements regarding the strategies, prospects, plans, expectations or objectives of management the Company for future operations, the progress, scope or timing of the development of the Company’s product candidates, the expectations surrounding the potential safety, efficacy, and regulatory and clinical progress of the Company’s product candidates, and anticipated milestones and timing therefor, the benefits that may be derived from any future products or the commercial or market opportunity with respect to any future products of the Company, the ability of the Company to protect its intellectual property rights, the anticipated operations, financial position, ability to raise capital to fund operations, revenues, costs or expenses of the Company, statements regarding future economic conditions or performance, statements of belief and any statement of assumptions underlying any of the foregoing. Forward-looking statements may also include any statements regarding the Merger, including the location and management of the Company, the percentage ownership of the Company, the contingent payments contemplated by the CVRs, the Company’s expected cash and the sufficiency of the Company’s cash, cash equivalents and short-term investments to fund operations, and any statement of assumptions underlying any of the foregoing.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the “Risk Factors” section of this Current Report on Form 8-K and other documents to be filed by the Company from time to time with the SEC discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC, and risk factors associated with companies, such as the Company, that operate in the biopharma industry. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that the contemplated results of any such forward-looking statements will be achieved. Forward-looking statements in this communication speak only as of the day they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Business, Facilities and Legal Proceedings

Overview

We are a clinical stage immuno-oncology company developing novel personalized cancer vaccine product candidates designed to overcome primary resistance to immunotherapies like checkpoint inhibitors. We have entered into a Special Protocol Assessment agreement with the FDA for a single Phase 3 randomized placebo and injection controlled trial for IFx-2.0, our lead personalized cancer vaccine product candidate, as adjunctive therapy to pembrolizumab (Keytruda®) in the first line treatment of patients with advanced or metastatic Merkel cell carcinoma who are checkpoint inhibitor naïve utilizing the FDA’s accelerated approval pathway. We are also developing novel bi-functional antibody drug conjugates, or ADCs, targeting myeloid derived suppressor cells, or MDSCs, to modulate their immunosuppressive effects on the tumor microenvironment to overcome acquired resistance to immunotherapies.

IFx Personalized Cancer Vaccines

We have developed Immune FxTM, or IFx, as a personalized cancer vaccine technology designed to “trick” the body’s immune system to attack tumor cells by making tumor cells look like bacteria and to thereby harness the natural power of innate immunity by leveraging natural mechanisms conserved throughout evolution to recognize threats from foreign pathogens like bacteria or viruses. Our personalized cancer vaccine product candidates are delivered either via intratumoral injection (in the case of the company’s pDNA vaccine product candidate) or tumor targeted via intravenous or autologous whole-cell administration (in the case of our mRNA vaccine product candidate).

Our IFx-2.0 personalized cancer vaccine, the company’s lead product candidate, is comparatively simple to administer and involves only the injection into a patient’s tumor of a relatively small amount of pDNA that is designed to encode for an immunogenic bacterial protein that gets expressed on the surface of the patient’s tumor so that the surface of the tumor looks like a bacterium. By making the surface of a tumor look like a bacterium, it is designed to trigger a patient-specific immune response and use each patient’s tumor itself as the source of distinctive foreign neoantigens to prime and initiate a patient’s innate immune response against the tumor irrespective of whether the tumor escaped immune recognition prior to IFx-2.0 administration. In doing so, IFx-2.0 is designed to harness the power of the patient’s innate immune response, which has evolved over time to be conserved to detect foreign pathogens like bacterial proteins.

We have entered into a Special Protocol Assessment agreement with the FDA for a single Phase 3 randomized placebo and injection controlled trial for IFx-2.0 as adjunctive therapy to pembrolizumab (Keytruda®) in the first line treatment of patients with advanced or metastatic Merkel cell carcinoma, or MCC, who are checkpoint inhibitor-naïve utilizing the FDA’s accelerated approval pathway. We believe that our company has worked with the FDA on a unique trial design such that data from the primary endpoint of overall response rate, or ORR, that is of sufficient magnitude and duration and with a favorable risk/benefit profile could be sufficient to support accelerated approval. Further, we believe that results from a key secondary endpoint of progression-free survival, or PFS, that is adequately powered with statistical assumptions in the statistical analysis plan provided to the FDA, if achieved without a detrimental effect on overall survival, or OS, could be adequate to support conversion to regular approval satisfying the requirement for a confirmatory trial.

As set forth in a January 2024 partial clinical trial hold letter from the FDA regarding the chemistry, manufacturing, and controls (CMC) requirements for our planned Phase 3 trial for IFx-2.0 to be conducted under the Special Protocol Assessment agreement, the FDA is requiring that, prior to initiating the trial, we must provide additional drug substance and drug product information from our contract manufacturers for the trial because the final drug product is intended for a registration-directed trial with potential accelerated approval. In addition, we must qualify and validate a potency assay and qualify the mixing process for IFx-2.0 to be used at the clinical site. We are working with our contract manufacturers to provide the required additional information and, based on correspondence following a type C meeting with the FDA, have planned and are undertaking ongoing in vitro testing, development, and validation adequate intended to address the other requirements to initiate the Phase 3 clinical trial. The company currently believes it may be in position to initiate the Phase 3 study in the first quarter of 2025 if the results of the in-mixing studies and potency assay testing are acceptable to the FDA, but there is no assurance that we will be able to satisfy the requirements set forth in the partial clinical trial hold letter on a timely basis or at all. We anticipate that enrollment for the Phase 3 would take approximately 12 months, with topline data potentially being available 6 to 7 months following the last patient enrolled. If successful, this Phase 3 trial would form the basis of a Biologics License Application, or BLA. A Special Protocol Assessment agreement is a binding written agreement between the U.S. Food and Drug Administration (FDA) and a trial sponsor that indicates the study’s design and analysis are adequate to support an application submission. A Special Protocol Assessment agreement does not increase the likelihood of marketing approval for the product and may not lead to a faster or less costly development, review, or approval process.

We are also developing our IFx-3.0 cancer vaccine product candidate, an mRNA cancer vaccine candidate for intravenous or autologous whole cell administration for blood-related cancers, to expand the utility of our IFx™ technology to tumor types not accessible by intra-tumoral injection. We are designing our mRNA vaccine to be carried by a unique spleen and/or bone marrow compartment targeted lipid nanoparticle (“LNP”) coupled to an antibody which is intended to recognize and target CD22, a receptor overexpressed on B cell cancers like lymphoma. We believe that our novel LNP-anti CD22 construct may be the first intravenously administered, tumor-targeted mRNA vaccine product candidate in preclinical development. Subject to further testing and development, we believe that systemically targeting a tumor with our mRNA vaccine should induce a more widespread innate immune response given the larger tumor burden associated with blood-related malignancies than with localized injection into small cutaneous or other accessible lesions.

Bi-Functional Antibody Drug Conjugates (ADCs): Delta Receptor Technology

In addition to its cancer vaccine product candidates, we are using proprietary Delta receptor technology to develop small molecule or bifunctional ADCs designed to inhibit the immune suppressing effects of MDSCs on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors. Our Delta receptor technology was acquired in January 2023 when the company acquired the intellectual property assets of TuHURA Biopharma, Inc.

The tumor microenvironment, or TME, is the tissue surrounding a tumor, including the normal cells, blood vessels, and molecules that surround and feed a tumor cell and shield it from immune attack and eradication. MDSCs are a heterogeneous group of immature myeloid cells that are characterized by the ability to suppress both innate and adaptive immune responses. Myeloid cells are a type of blood cell that originates in the bone marrow and mature into adult blood cells that take on different roles in the bloodstream. MDSCs are generally believed to be responsible for T cell exhaustion (which is the loss of ability of T cells to kill cancer cells) and for acquired resistance to checkpoint inhibitors and cellular therapies like T cell therapies. We are developing small molecule Delta receptor selective inhibitors, to incorporate into its bifunctional ADCs, which we believe represents a paradigm shift from conventional, in development or marketed, ADCs. ADCs are a class of drugs in which a monoclonal antibody is chemically linked to a cancer-fighting substances. Our bifunctional ADCs in development are designed to utilize a small molecule drug to target and inhibit the Delta receptor, reprograming MDSCs’ function and removing their potent immune suppressing effects on the tumor microenvironment while simultaneously localizing an immune effector like a checkpoint inhibitor to where the tumor resides to overcome acquired resistance to immunotherapies and reduce potential indiscriminate toxicity to normal tissues by checkpoint released cytotoxic T cells.

Our Pipeline

We are leveraging our technology platforms to advance several diversified product candidates, including the following:

IFx-2.0 Personalized Cancer Vaccine. IFx-2.0 is our lead personalized cancer vaccine product candidate. We received guidance from and worked with the FDA’s Office of Tissues and Advanced Therapies and Oncology Center of Excellence in developing the Phase 3 trial for IFx-2.0. For a description of the planned Phase 3 trial.

IFx-2.0 Phase 1b/2a Basket Trial. We are planning a Phase 1b/2a trial referred to as a “basket” trial, which is a type of clinical trial that tests a new product candidate in patients who have different types of cancer but common biologic reason for resistance to checkpoint inhibitors. The phase 2a stage of the trial will examine the feasibility and safety of Keytruda® and adjunctive IFx-2.0 where IFx-2.0 is administered via interventional radiology into lesions in the liver, retroperitoneal or lungs of patients who have advanced and metastatic Merkel cell carcinoma who are checkpoint inhibitor naïve. The Phase 2b stage of the trial will include patients with checkpoint inhibitor resistant ovarian and triple negative breast cancer. We currently anticipate initiating this study in second half of 2025. If successful, this trial could expand the utility of IFx-2.0 beyond advanced MCC.

IFx-3.0. IFx-3.0 is our mRNA cancer vaccine product candidate for intravenous or autologous whole cell administration. We believe that advancing an mRNA personalized cancer vaccine candidate for systemic or autologous whole cell administration may allow our company to expand the utility of its cancer vaccine technology to blood-related cancers, which are not amenable to intratumoral administration. The first planned application of IFx-3.0, is to target the CD22 receptor, which is over expressed on a number of B cell cancers like aggressive lymphomas. We plan on identifying a lead candidate for IFx-3.0 by mid-2024 and begin initiating in vivo and IND-enabling studies in late 2024.

Nal-TIGIT antibody drug conjugate. We are also developing novel bifunctional ADCs to modulate the tumor microenvironment by reprograming MDSCs’ immune suppressing capabilities through inhibition of Delta receptors on MDSCs. The company has constructed several ADCs using Nal, a small molecule prototype Delta receptor specific inhibitor coupled to anti-PD-1 antibody, and plans on examining other checkpoint inhibitors like an anti-TIGIT antibody. TIGIT is a checkpoint receptor associated with inhibition of NK and T cell cytotoxicity and is associated with disease progression and immune escape observed in pre-leukemia called myelodysplastic syndromes (“MDS”). Since both TIGIT and MDSCs play a central role in myelodysplastic syndromes, the company believes that reprograming MDSC function while inhibiting TIGIT may provide a novel, bifunctional approach in the treatment of MDS. TuHURA is also working on developing and expanding a portfolio of novel Delta specific small molecule inhibitors of MDSC immunosuppressive functions as potential modulators of TME alone or conjugated to an immune effector to construct its bi-functional ADCs. We plan on making a novel Delta specific inhibitor conjugated to an anti-TIGIT antibody which we refer to asTBS-2025 for investigation in preclinical models of MDS.

Continuation of REM-001 Study

Prior to the Merger, Kintara’s lead product candidate was REM-001, a late-stage photodynamic therapy (“PDT”) for the treatment of cutaneous metastatic breast cancer (“CMBC”). PDT is a treatment that uses light sensitive compounds, or photosensitizers, that, when exposed to specific wavelengths of light, act as a catalyst to produce a form of reactive oxygen that induces local tumor cell death. The Company has agreed to continue

Kintara’s REM-001 program (the “REM-OO1 Program”), which is currently enrolled in an NIH-sponsored and funded open label 15-patient study in CMBC. Once 10 patients are enrolled and tracked in this study to determine whether a lower dose of REM-001 has an acceptable safety profile and elicits a treatment effect similar to that seen in prior REM-001 studies, the Company expects to enroll the remaining patients and complete the trial and thereafter evaluate whether the REM-001 technology has potential future value that could be realized by the Company. The Company has agreed to use commercially reasonable efforts to develop REM-001 to achieve the CVR Milestone with the expenditure of up to no greater than $700,000 (in addition to available NIH grants that may be up to $2.0 million).

Our History and Team

We were founded in 1995 by Drs. Patricia and Michael Lawman. The company’s IFx technology was developed in the laboratory of Dr. Michael Lawman at the Walt Disney Memorial Cancer Institute, where Dr. Michael Lawman was formerly a Director of the Institute, and Dr. Patricia Lawman was formerly Division Director of Cancer Molecular Biology at the Institute. Dr. Michael Lawman is a Fellow of the Royal Society of Biology, former Associate Professor at University of South Florida, and former Scientific Research Director of Pediatric Hematology/Oncology at St. Joseph’s Children’s Hospital. Dr. Patricia Lawman also serves as an Adjunct Professor at University of South Florida. Drs. Patricia and Michael Lawman are each inventors on numerous U.S. and foreign patents.

With respect to our bifunctional ADC technology, our Delta receptor peptide antibody and ADC technology was developed in the laboratory of Dr. Mark McLaughlin at the Moffitt Cancer Center and at the West Virginia University Research Corporation. Dr. McLaughlin was previously a Senior Member of the Drug Discovery Department at the Moffitt Cancer Center and is currently Professor of Medicinal Chemistry and Member WVU Cancer Institute, where his research focuses on protein-protein interaction inhibitor design and molecular targeted immunotherapy. The discovery that the Delta receptor is highly expressed on MDSCs was jointly discovered by scientists at Moffitt Cancer Center and TuHURA Biopharma, Inc., a separate company whose intellectual property assets we acquired in January 2023.

Our CEO, Dr. James Bianco, is a 30-year veteran of the biopharmaceutical industry. Dr. Bianco is the principal founder of CTI Biopharma, where he served as its CEO from 1992 to October 2016. Dr. Bianco’s experience spans all aspects of drug development from phase I-IV clinical trials, regulatory approval, and pricing reimbursement to sales and marketing. He has extensive experience in financing, negotiating and execution of pharmaceutical development and commercial license agreements. During his tenure at CTI Biopharma, Dr. Bianco was responsible for strategic portfolio development and identifying, acquiring, licensing, purchasing, or acquiring through international merger and acquisition, five drug candidates, four of which have since been approved by the FDA and with three receiving accelerated or conditional regulatory approval in the U.S. and/or E.U. In 2013, Dr. Bianco led CTI Biopharma in the identification and negotiation of the asset purchase for VONJO® (pacritinib), a novel JAK2 selective tyrosine kinase inhibitor. He also led CTI Biopharma in the negotiation of the development and commercial license agreement with Baxalta. As CEO of CTI Biopharma, Dr. Bianco was also responsible for the PERSIST-2 Phase 3 trial design and conduct, the results of which served as the basis for the 2022 FDA accelerated approval of pacritinib and the subsequent acquisition of CTI Biopharma by SOBI for $1.75 billion

Our Strategy

Our goal is to become a leading immuno-oncology company by developing personalized cancer vaccine candidates designed to harness the power of the innate immune system to overcome primary resistance to immunotherapies, broadening the impact of therapies such as checkpoint inhibitors. With the acquisition of the intellectual property assets of TuHURA Biopharma, Inc. in January 2023, we are also developing novel bifunctional ADCs to modulate the tumor microenvironment by reprograming MDSCs’ immune suppressing capabilities through inhibition of Delta receptors on MDSCs to overcome acquired resistance to immunotherapies.

Our strategy leverages our technologies and novel product candidates to overcome primary and acquired resistance to checkpoint inhibitors, molecularly modified immune therapies and cellular therapies. The key elements of this strategy include:

•

Shortening the time and cost to product registration. We are working to shorten the time and cost to product registration by focusing on patient populations that qualify for accelerated approval, such as patients with advanced and metastatic MCC in the company’s planned Phase 3 trial for IFx-2.0. We believe this trial could significantly reduce the time and cost to potential approval and the cost associated with precluding the need for a postmarketing confirmatory trial.

•

Expanding the application of the IFx-2.0 personalized cancer vaccine. We plan to pursue the potential expansion of IFx-2.0 to other cancers beyond MCC by conducting the planned basket trial described above. We plan on examining IFx-2.0 in patients with any type of advanced cancer where their tumor exhibits primary resistance to and who fail checkpoint inhibitor therapy. If successful, this basket trial is intended to potentially expand the use of IFx-2.0 to many types of cancer for which there are no effective or approved therapies for patients who fail to respond to checkpoint inhibitors or whose cancers are known not to respond to checkpoint inhibitors.

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Leverage the IFx technology platform to develop next generation candidates to expand into hematologic cancer indications. We are also developing IFx-3.0, its mRNA based personalized cancer vaccine candidate, for systemic (intravenous) or autologous whole cell administration targeting the CD22 receptor on malignant B cells as a potential treatment for blood related cancers like aggressive lymphoma, with the intention of expanding the application of IFx technology to blood related cancers not amenable to intratumoral administration. The company believes this would be the first systemically targeted mRNA cancer vaccine product candidate known to be in development.

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Establish a leadership position in developing bi-functional ADCs. Through its January 2023 acquisition of the intellectual property assets of TuHURA Biopharma, Inc., we believe that we may be the first company to identify a novel Delta receptor that controls the regulation of multiple immune suppressive functions of MDSCs, the primary contributor to tumor microenvironment immunosuppression. The company believes that inhibiting MDSC functionality may represent a novel way to overcome acquired resistance to immunotherapies. The company believes that its bifunctional ADCs represent a paradigm shift in this important class of therapeutics and has the potential to position the company to take the lead on advancing these novel bifunctional ADCs to clinical trials.

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Establish Development and Commercial License Collaborations. Leveraging our CEO’s track record of successfully establishing development and commercial partnerships, we intend to seek and establish partnerships with large pharmaceutical or biotech companies as a source of non-dilutive capital and funding to advance the global development of its product candidates.

Our business, facilities and legal proceedings are further described in the Proxy Statement/Prospectus filed with the SEC on August 19, 2024 (the “Proxy Statement/Prospectus”) in the section entitled “Information about TuHURA Business” beginning on page 243 and is incorporated herein by reference.

Risk Factors

The information set forth in the section of the Proxy Statement/Prospectus entitled “Risk Factors” beginning on page 27 is incorporated herein by reference.

Financial Information

The information set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of TuHURA and Kintara is incorporated herein by reference. The unaudited pro forma condensed combined financial information of TuHURA and Kintara as of and for the six months ended June 30, 2024 and the year ended December 31, 2023 is set forth in Exhibit 99.4 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kintara, for the years ended June 30, 2023 and June 30, 2022, and TuHURA, for the years ended December 31, 2023 and 2022 is set forth in the section of the Proxy Statement/Prospectus entitled “Kintara’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “TuHURA Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 335 and 298, respectively, and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for Kintara for the year end June 30, 2024 is included in Kintara’s annual report on Form 10-K for that was filed with the SEC on October 7, 2024, and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for TuHURA for the six months ended June 30, 2024 and 2023 is set forth in Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of immediately following the consummation of the Merger (the “Closing Date”) and reflects the 1-for-35 reverse stock split of the Company’s common stock effected on October 18, 2024.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power with respect to the securities as well as any shares of common stock that the individual or entity has the right to acquire within 60 days of the Closing Date, such as through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, the Company believes, based on the information provided to them, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 42,030,226 shares of common stock outstanding as the Closing Date. The number of shares beneficially owned includes shares of common stock that each person has the right to acquire within 60 days of the Closing Date, including upon the exercise of stock options or warrants and the vesting of restricted stock units.

These stock options, warrants, and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the Company’s common stock expected to be owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the combined organization’s common stock expected to be owned by any other person.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	%
Directors and Named Executive Officers
James Bianco(2)	2,704,791	6.4%
Dan Dearborn(3)	267,971	*
George Ng(4)	62,891	*
Alan List(5)	27,106	*
James Manuso(6)	27,106	*
Robert E. Hoffman(7)	5,385	*
All Officers and Directors as a group (7 Total)(8)	3,095,360	7.2%

Greater than 5% Stockholders
Vijay Patel(9)	12,364,430	26.7%
CA Patel F&F Investments, LLC (10)	2,572,582	6.1%
KP Biotech Group, LLC(11)	2,572,582	6.1%
Samir Patel(12)	2,466,377	5.8%
Michael Lawman, M.D. (13)	2,279,547	5.4%
Patricia Lawman, M.D. (14)	2,298,884	5.4%
Charles Theofilos, M.D. (15)	2,506,321	5.9%

*	Represents beneficial ownership of less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o TuHURA Biosciences, Inc., 10500 University Center Dr., Suite 110, Tampa, FL 33612.

(2) Consists of (i) 2,323,307 shares of Company common stock and (ii) 381,594 options to purchase Company common stock held directly by Dr. Bianco exercisable within 60 days after the Closing Date.

(3)	Consists of 267,971 options to purchase Company common stock held directly by Mr. Dearborn exercisable within 60 days after the Closing Date.

(4)	Consists of 62,891 options to purchase Company common stock held directly by Mr. Ng exercisable within 60 days after the Closing Date.

(5)	Consists of 27,106 options to purchase Company common stock held directly by Dr. List exercisable within 60 days after the Closing Date.

(6)	Consists of 27,106 options to purchase Company common stock held directly by Dr. Manuso exercisable within 60 days after the Closing Date.

(7)	Consists of (i) 1,854 shares of Company common stock and (ii) 3,531 shares issuable upon the exercise of vested stock options within 60 days of the Closing Date.

(8)

On December 19, 2023 TuHURA and Dennis Yamashita entered into an employment agreement for Mr. Yamashita’s employment as Chief Science Officer of TuHURA. Mr. Yamashita was an officer as of fiscal year end 2023 and is included in the Directors and Officers Group, but he does not meet the definition of a named executive officer for such period.

(9)

Consists of (i) 7,999,557 shares of Company common stock held by K&V Investment One and (ii) 4,364,873 shares of Company common stock issuable pursuant to currently exercisable warrants that are held by K&V Investment One. Mr. Vijay Patel is the manager of K&V Investment One and may therefore be deemed to have voting and dispositive power over the shares held by such entity. Mr. Patel disclaims beneficial ownership of the shares held by K&V Investment One except to the extent of his pecuniary interest therein.

(10) (11)

Consists of (i) 2,125,332 shares of Company common stock held directly by CA Patel F&F Investments, LLC (“CA Patel”) and (ii) 447,250 of Company common stock issuable pursuant to currently exercisable warrants that are held directly by CA Patel. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by a majority comprised of two or more individuals of a three-member (or greater) board, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual person exercises voting or dispositive control over any of the securities held by CA Patel.

Consists of (i) 2,125,332 shares of Company common stock held directly by KP Biotech Group, LLC (“KP Biotech”) and (ii) 447,250 of Company common stock issuable pursuant to currently exercisable warrants that are held directly by KP Biotech. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by a majority comprised of two or more individuals of a three-member (or greater) board, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual person exercises voting or dispositive control over any of the securities held by KP Biotech.

(12) (13) (14) (15)

Consists of (i) 1,735,715shares of Company common stock held directly by Pranabio Investments, LLC (“Pranabio”), (ii) 694,882 shares of Company common stock issuable pursuant to currently exercisable warrants that are held by Pranabio, and (iii) 35,780 shares of Company common stock held directly by Garden Street House LLC (“Garden Street”). Mr. Samir Patel is the sole manager and member of Pranabio and Garden Street. Mr. Samir Patel disclaims beneficial ownership of the shares held by Pranabio and Garden Street except to the extent of his pecuniary interest therein.

Consists of (i) 1,617,784 shares of Company common stock held directly by Dr. Michael Lawman, (ii) 243,137 shares of Company common stock issuable upon the exercise of vested stock options held directly by Dr. Michael Lawman, and (iii) 447,250 shares of Company common stock held directly by the ML 2018 Irrevocable Trust, U/A/D March 26, 2018 (the “ML Trust”). Dr. Michael Lawman is the trustee of the ML Trust and may therefore be deemed to have voting and dispositive power over the shares held by such entity. Dr. Michael Lawman disclaims beneficial ownership of the shares held by the ML Trust except to the extent of his pecuniary interest therein. Dr. Michael Lawman is the spouse of Dr. Patricia Lawman but maintains sole voting and dispositive power over his shares.

Consists of (i) 1,617,784 shares of Company common stock held directly by Dr. Patricia Lawman, (ii) 268,795 shares of Company common stock issuable upon the exercise of vested stock options held directly by Dr. Patricia Lawman, and (iii) 447,250 shares of Company common stock held directly by the PL 2018 Irrevocable Trust, U/A/D March 26, 2018 (the “PL Trust”). Dr. Patricia Lawman is the trustee of the PL Trust and may therefore be deemed to have voting and dispositive power over the shares held by such entity. Dr. Patricia Lawman disclaims beneficial ownership of the shares held by the ML Trust except to the extent of her pecuniary interest therein. Dr. Patricia Lawman is the spouse of Dr. Michael Lawman but maintains sole voting and dispositive power over her shares.

Consists of (i) 473,559 shares of Company common stock directly held by the Charles S. Theofilos, MD IRA, an IRA account for Dr. Theofilos’ benefit (the “Theofilos IRA”), (ii) 197,316 shares of Company common stock issuable pursuant to currently exercisable warrants that are held by the Theofilos IRA, (iii) 1,506,586 shares of Company common stock held directly by Charles S. Theofilos, MD and Kathryn N. Theofilos, as tenants by the entireties (the “Charles and Kathryn”), and (iv) 328,860 shares of Company common stock issuable pursuant to currently exercisable warrants that are held by Charles and Kathryn.

Information about Directors and Executive Officers; Director Compensation and Director Independence; Executive Compensation

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management After the Merger” beginning on page 344 is incorporated herein by reference.

A description of the compensation of the named executive officers of TuHURA and the compensation of the executive officers of Kintara before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “TuHURA’s Executive Compensation” beginning on page 290 of the Proxy Statement/Prospectus and “Kintara’s Executive Compensation” beginning on page 331 of the Proxy Statement/Prospectus, respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions and Director Independence

The information set forth in the section of the Proxy Statement/Prospectus entitled “Certain TuHURA Relationships and Related Party Transactions” beginning on page 311 and entitled “Director Independence” beginning on page 347 is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of Kintara’s common stock were historically listed on the Nasdaq Capital Market under the symbol “KTRA.” Shares of the Company’s common stock commenced trading on the Nasdaq Capital Market on a post-Reverse Stock Split adjusted and post-Merger basis on October 18, 2024 under the symbol “HURA.”

As of the closing and following the completion of the Merger and after giving effect to the Reverse Stock Split, the Company had approximately 42,030,226 shares of common stock issued and outstanding held of record by approximately 814 holders. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Company common stock are held of record by banks, brokers and other financial institutions.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information” on page 26 is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in the section of the Proxy Statement/Prospectus entitled “Description of Kintara’s Securities” beginning on page 351 and in the section entitled “Comparison of Rights of Holders of Kintara Stock and TuHURA Stock” beginning on page 357 is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

A description of the Company’s indemnification obligations in respect of its directors and officers is included in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement-Indemnification and Insurance for Directors and Officers” beginning on page 162 and is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC electronically, and the

SEC maintains a website that contains the Company’s filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

The Company also makes available free of charge on or through its website at https://tuhurabio.com/ its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with or otherwise furnishes it to the SEC. The website addresses for the SEC and the Company are inactive textual references and except as specifically incorporated by reference into this Current Report on Form 8-K, information on those websites is not part of this Current Report on Form 8-K.

If you would like to request documents from the Company, please send a request in writing or by telephone to the following address:

TuHURA Biosciences, Inc.

10500 University Center Dr, Suite 110

Tampa, FL 33612

Attn: Dan Dearborn

(813) 875-6600

Email: admin@tuhurabio.com

Item 2.02.	Results of Operations and Financial Condition.

To the extent required by Item 2.02 of Form 8-K, the information incorporated in Items 2.01 and 9.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

As previously disclosed, at a special meeting of Kintara’s stockholders held on October 4, 2024, (the “Special Meeting”), Kintara’s stockholders approved an amendment to Kintara’s Articles of Incorporation, as amended (the “Articles of Incorporation”) to effect the Reverse Stock Split. On October 18, 2024, Kintara amended its Articles of Incorporation to effect the Reverse Stock Split, effective as of 12:01 a.m. Eastern Time on October 18, 2024 (the “Reverse Stock Split Amendment”).

As a result of the Reverse Stock Split, every 35 shares of Kintara’s common stock held by a stockholder immediately prior to the Reverse Stock Split, were combined and reclassified into one share of Kintara’s common stock. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole number. The par value of Kintara’s common stock remained unchanged at $0.001 per share after the Reverse Stock Split. In addition, the Reverse Stock Split did not affect the authorized number of shares of the Company’s common stock.

On October 18, 2024, the Company also amended its Articles of Incorporation to effect the Name Change, effective as of 12:04 a.m. Eastern Time on October 18, 2024 (the “Name Change Amendment”).

The foregoing descriptions of the certificates of amendment to the Articles of Incorporation of Kintara and the Company are not complete and are subject in their entirety by reference to the Reverse Stock Split Amendment and the Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the board of directors and executive officers of the Company following the Merger are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, immediately prior to the Merger, Laura Johnson, Tamara A. Favorito and Robert J. Toth, Jr. resigned from the Kintara’s board of directors and committees of the Kintara’s board of directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to its operations, policies or practices.

Appointment of Directors

Effective upon the closing of the Merger on October 18, 2024, the size of the board of directors was increased to five members and the board of directors of the Company was reconstituted as follows: (i) Robert E. Hoffman (designated by Kintara), and (ii) James Manuso, M.D., James Bianco, Alan List and George Ng (designated by TuHURA). Under the Nasdaq Listing Rules, a majority of the members of the board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s board of directors has determined that each of James Manuso, M.D., Alan List and George Ng qualify as “independent directors” as defined by the Nasdaq Listing Rules.

Immediately after the closing of the Merger on October 18, 2024, the board of directors of the Company reconstituted its various standing committees as follows:

Audit Committee

Dr. List, Mr. Ng and Dr. Manuso were appointed to the Audit Committee of the board of directors. Dr. Manuso was appointed chair of the Audit Committee and designated as the “audit committee financial expert.”

Compensation Committee

Dr. Manuso and Dr. List were appointed to the Compensation Committee of the board of directors. Dr. List was appointed chair of the Compensation Committee.

Nominating and Corporate Governance Committee

Mr. Ng and Dr. List were appointed to the Nominating and Corporate Governance Committee of the board of directors. Mr. Ng was appointed chair of the Nominating and Corporate Governance Committee.

Each of the newly appointed non-employee directors’ biographical information is set forth below.

Non-Employee Directors

James S. Manuso, Ph.D., MBA, age 75, has served as a director of TuHURA since November 2022. Dr. Manuso has also served as Chairman and Chief Executive Officer of Talfinium Investments, Inc., an investment entity and financial consultancy, since 2014. Since 2018, Dr. Manuso has served as managing member of Laurelside LLC, a family office, which he founded. Dr. Manuso has served on the board of Ocuphire Pharma, Inc., a public company (NASDAQ:OCUP) developing Nyxol in advanced clinical trials for the treatment of multiple visual disorders, since November 2020. From 2015 until 2018, Dr. Manuso served as President, Chief Executive Officer and Vice Chairman of RespireRx Pharmaceuticals Inc. (OTC QB:RSPI), a Phase 3-ready, clinical-stage respiratory and neurological pharmaceutical company. From July 2011 until October 2013, Dr. Manuso served as Chairman and Chief Executive Officer of Astex Pharmaceuticals, Inc. (Nasdaq:ASTX) and led the sale of Astex Pharmaceuticals, Inc. to Otsuka Pharmaceutical Co., Ltd. (“Otsuka Pharmaceutical”). In 2013, he was a senior mergers and acquisitions advisor to Otsuka Pharmaceuticals’ executive management. Dr. Manuso has served as board chairman and chairman of the audit, governance and nominating, pricing and compensation committees of multiple companies’ boards, including Biotechnology Industry Organization, Novelos Therapeutics, Inc., Merrion Pharmaceuticals Ltd. (MERR:IEX; Dublin, Ireland), Inflazyme Pharmaceuticals, Inc. (IZP-TSE; Vancouver, Canada), Symbiontics, Inc., which he co-founded (sold to BioMarin Pharmaceutical Inc. as ZyStor, Inc.), Montigen Pharmaceuticals, Inc., Quark Pharmaceuticals, Inc., Galenica Pharmaceuticals, Inc., Supratek Pharma, Inc., EuroGen, Ltd. (London, UK), where he was chairman, and the Greater San Francisco Bay Area Leukemia & Lymphoma Society, where he also served as vice president.

Dr. Manuso holds a B.A. with honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychology and Genetics from the New School University, and an Executive M.B.A. from Columbia Business School. Dr. Manuso is the author of numerous chapters, articles and books on topics including health care cost containment and biotechnology company management. The Company believes that Dr. Manuso’s extensive experience in the biopharmaceutical industry in finance, business development and management, and his experience as a member of the boards of directors of multiple pharmaceutical companies, both domestic and foreign, provide him with the qualifications and skills to serve as a director of the Company.

George Ng, age 50, has served as a director of TuHURA since February 2020. Mr. Ng has also served as a director of Calidi Biotherapeutics, Inc. (NYSE American: CLDI) since October 2019 and as its President and Chief Operating Officer since February 1, 2022, as well as a director and Chief Executive Officer of Processa Pharmaceuticals, Inc. (Nasdaq: PCSA) since August 8, 2023. In addition, Mr. Ng is currently a partner at PENG Life Science Ventures since September 2013, a director, co-founder, and chief business officer at IACTA Pharmaceuticals, Inc. since January 2020. Mr. Ng’s experience further includes serving in various executive-level positions for multiple publicly-traded and private global biotechnology and pharmaceutical firms. Mr. Ng previously served as a director of Inflammatory Response Research, Inc. from May 2019 to April 2020, as a director of Invent Medical Corp from July 2019 to January 2020, as a director of ImmuneOncia Therapeutics Inc. from June 2016 to 2019, and as a director of Virttu Biologics Limited from April 2017 to April 2019. Mr. Ng was also the Executive Vice President and Chief Administrative Officer of Sorrento Therapeutics, Inc. (Nasdaq: SRNE) from March 2015 to April 2019, the Co-Founder and President, Business of Scilex Pharmaceuticals Inc. from September 2012 to April 2019, and the Senior Vice President and General Counsel of BioDelivery Sciences International Inc. (Nasdaq: BDSI) from December 2012 to March 2015. Mr. Ng holds a JD degree from the University of Notre Dame School of Law, as well as a B.AS double degree in Biochemistry and Economics from the University of California, Davis. The Company believes Mr. Ng’s experience with the launch and commercialization efforts of multiple pharmaceutical drug products, experience in clinical research procedures, and his executive experience in the biotechnology industry, provide him with the qualifications and skills to serve as a director of the Company.

Alan List, M.D., age 70, has served as a director of TuHURA since November 2022. Dr. List has also served as Chief Medical Officer of Precision BioSciences, Inc. (Nasdaq: DTIL) (“Precision BioSciences”), a clinical stage gene editing company, since April 2021 and, prior to that, had been a strategic clinical advisor to Precision BioSciences and its board since April 2020, providing advice regarding its clinical stage and pre-clinical allogeneic CAR T programs. Prior to joining Precision BioSciences, Dr. List served in various roles at the Moffitt Cancer Center, including as President and Chief Executive Officer from 2012 to December 2019, Executive Vice President, Physician in Chief from 2008 to 2012 and Chief of the Malignant Hematology Division from 2003 to 2008. Prior to joining the Moffitt Cancer Center, Dr. List held academic and clinical appointments at the University of Arizona. Dr. List is internationally recognized for his many contributions in the development of effective treatment strategies for myelodysplastic syndrome (“MDS”) and acute myeloid leukemia. His pioneering work led to the development of Revlimid (lenalidomide), a transformational treatment for patients with MDS and multiple myeloma.

Dr. List is the author of numerous peer-reviewed articles and books. He previously served as the President for the Society of Hematologic Oncology as well as a member of the MDS Foundation Board of Directors. Dr. List is also an active member of the American Society of Clinical Oncology, the American Society of Hematology and the American Association for Cancer Research. He is a Charter Fellow in the National Academy of Inventors, an inductee in the Florida Inventors Hall of Fame. Dr. List received B.S. and M.S. degrees from Bucknell University and earned his M.D. from the University of Pennsylvania. He is board certified in internal medicine, hematology, and medical oncology. The Company believes Dr. List’s extensive clinical development experience together with his experience with biotechnology businesses provide him with the qualifications and skills to serve as a director of the Company.

Robert E. Hoffman, age 58, has served as a director of Kintara since April 2018, as Chairman of Kintara since June 2018, as Chief Executive Officer and President of Kintara since November 2021, and as interim Chief Financial Officer of Kintara since June 1, 2023. He has served as a member of board of directors of ASLAN Pharmaceuticals, Inc. (Nasdaq: ASLN), a publicly-held, clinical-stage immunology focused biopharmaceutical company, since October 2018, and as a member of the board of directors of FibroGenesis, a clinical-stage regenerative medicine company, since April 2021. He has also served as a member of board of directors, on the audit committee, and on the Human Resources and compensation committee of Antibe Therapeutics Inc. (“Antibe”), a publicly-held clinical-stage biotechnology company, since November 2020, and as Chairman of Antibe’s board of directors from May 2022 to April 2024. Mr. Hoffman served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc., a publicly-held pharmaceutical company, from April 2017 to October 2020. From July 2015 to September 2016, Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a publicly-held biotechnology company. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc. (“Arena”), a biopharmaceutical company, prior to its acquisition by Pfizer Inc. in March 2022. From August 2011 to June 2012 and previously from December 2005 to March 2011, he served as Arena’s Vice President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. Mr. Hoffman formerly served as a member of the board of directors of Saniona AB, a biopharmaceutical company, from September 2021 to May 2022, and as a member of the board of directors of Kura Oncology, Inc., a cancer research company, from March 2015 to August 2021. He also previously served as a member of the board of directors of CombiMatrix Corporation, a molecular diagnostics company, MabVax Therapeutics Holdings, Inc., a biopharmaceutical company, and Aravive, Inc., a clinical stage biotechnology company. Mr. Hoffman serves as a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President of the San Diego Chapter of Financial Executives International and was an advisor to the Financial Accounting Standard Board (FASB) for 10 years (2010 to 2020) advising the United States accounting rulemaking organization on emerging issues and new financial guidance. Mr. Hoffman holds a B.B.A. from St. Bonaventure University. The Company believes Mr. Hoffman’s financial and executive business experience qualifies him to serve as a director of the Company.

Departure of Executive Officers

Immediately prior to the Merger, Robert Hoffman resigned from all of his offices with Kintara and all of its subsidiaries, if applicable, including President, Chief Executive Officer, Interim Chief Financial Officer and Principal Executive Officer and Principal Financial and Accounting Officer of Kintara.

Appointment of Executive Officers

On October 18, 2024, the Company’s board of directors appointed James Bianco, M.D. as the Chief Executive Officer, Daniel Dearborn as the Chief Financial Officer and Dennis Yamashita, Ph.D as the Chief Scientific Officer.

There are no family relationships among any of the newly appointed executive officers. None of the newly appointed executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information set forth in the section of the Proxy Statement/Prospectus entitled “TuHURA Executive Compensation” beginning on page 290 through page 294 is incorporated herein by reference.

Each of the newly appointed executive officers’ biographical information is set forth below.

James Bianco, M.D., age 68, has served as TuHURA’s Chief Executive Officer and as a director of TuHURA since July 1, 2021. Dr. Bianco was also the founder, Chief Executive Officer and Chairman of TuHURA Biopharma, Inc., a biotechnology company, from its inception in November 2018 through its dissolution in January 2023, following the transfer of its assets to TuHURA. Dr. Bianco is a 30-year veteran of the biopharmaceutical industry. In 1991, Dr. Bianco founded CTI Biopharma, Inc. (“CTI”) and from 1992 to 2016 was the Chief Executive Officer of CTI. During his tenure at CTI, Dr. Bianco was responsible for strategic portfolio development and identifying, acquiring, licensing, purchasing, or acquiring through international merger and acquisition, five drug candidates, four of which have since been approved by the FDA and with three receiving accelerated or conditional regulatory approval in the U.S. and/or E.U.

Dr. Bianco earned his M.D. from the Mount Sinai Icahn School of Medicine and completed his residency and chief residency at the Mount Sinai Medical Center in New York City. He completed his fellowship in Hematology/Oncology at the University of Washington/Fred Hutchinson Cancer Research Center (FHCRC) where he was appointed Assistant Professor of Medicine, Assistant Member FHCRC and Director of the Bone Marrow Transplant Unit at a “Hutch” affiliate (SVAMC).

The Company believes Dr. Bianco’s experience in building and leading biotechnology businesses as well as his extensive clinical development experience provide him with the qualifications and skills to serve as a director of the Company.

Dan Dearborn, age 57, joined TuHURA in 2018 as its Chief Financial Officer. Mr. Dearborn is a CPA with over 25 years of finance experience exclusively with health care and biotechnology companies. Prior to TuHURA, from 2015 to 2017, Mr. Dearborn was Chief Financial Officer at MYMD Pharmaceuticals, Inc., an emerging biotechnology firm. Mr. Dearborn is an alumnus of Loyola University in Maryland and joined Ernst & Young early in his career. He was with Pharmerica, a long-term care pharmaceutical company, for fifteen years and advanced quickly to a Director role. He then moved to BioDelivery Sciences International as Controller. During his time at BioDelivery Sciences International, the company signed two very large commercial partnership agreements and was listed on Nasdaq. Mr. Dearborn later joined Welldyne, Inc. (“Welldyne”) as its Chief Financial Officer. Welldyne is a pharmacy benefit manager that also had several related health care businesses and employed associates in Florida and Colorado. During his time with Welldyne, the company was sold to Carlyle Group, Inc., one of the largest private equity firms in the world.

Dennis Yamashita, Ph.D., age 59, has served as our Chief Scientific Officer and Head of Discovery Research and Early Development since December 19, 2023. Dr. Yamashita has over 30 years of experience in research and development drug discovery in pharmaceutical and biotechnology companies. Prior to joining TuHURA, he most recently served as the Executive Vice President of Chemistry at Cambrian BioPharma, Inc. from September 2020 until December 2023. From August 2018 to September 2020, he was Vice President of Medicinal Chemistry at Axial Therapeutics, Inc. where he led an immuno-oncology project to improve immune checkpoint inhibitor efficacy. From October 2017 to May 2018, he was the Vice President of Drug Discovery at ORIC Pharmaceuticals Inc. and led projects aimed at overcoming drug resistance of oncology medicines. He began his biotechnology career as the Vice President of Chemistry at Trevena, Inc., which was founded by Nobel laureate Robert Lefkowitz. He was co-inventor of Olinvyk (oliceridine), an FDA-approved Mu opioid G-protein biased ligand for treating post-surgical pain. He began his career at GSK plc where he expanded his expertise in medicinal chemistry over a 20-year period with his last role leading drug discovery projects and research collaborations with premier academic institutions, and he identified four clinical drug candidates to treat cancer and osteoporosis. He has also served as the President and Chairman of the Board of three emerging private companies focused on treating and preventing diseases driven by aging.

Dr. Yamashita holds a B.S. from MIT in Chemistry and a Ph.D. in Organic Chemistry from Yale. His Ph.D. thesis was on the synthesis of calicheamicin, a potent natural product cytotoxic agent that was later incorporated into an antibody drug conjugate called Mylotarg used to treat acute myeloid leukemia. Additionally, he is an active volunteer as a mentor at the MIT Sandbox, an entrepreneurship program for MIT students that aims to move business ideas from concept to societal impacts.

Incentive Plan

At the Special Meeting, Kintara’s stockholders considered and approved the TuHURA Biosciences, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), which became effective at the closing of the Merger and following the Reverse Stock Split. As of the effective time of the Merger, there were 11,000,000 shares of the Company’s common stock available for grant under the 2024 Plan which number does not reflect any options previously granted under the 2017 Plan or granted to certain officers and directors immediately following the closing of the Merger (including as described in Section 5.02 of this Current Report on Form 8-K).

A more complete summary of the terms of the 2024 Plan is set forth in the Proxy Statement/Prospectus under the section titled “Proposal No. 4: Approval of the Kintara Therapeutics, Inc., 2024 Omnibus Equity Incentive Plan” and is incorporated by reference herein. That summary and the foregoing description of the 2024 Plan do not purport to be complete and are qualified in their entirety by reference to the text of the 2024 Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 hereto and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item, the information included in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

On October 18, 2024, the Company’s common stock commenced trading on the Nasdaq Capital Market under the symbol “HURA.” The change in trading symbol is related solely to the Name Change.

In connection with the closing of the Merger, the Company changed its fiscal year end from June 30 to December 31, the fiscal year end of TuHURA prior to the Merger. Accordingly, the Company will file annual and quarterly reports based on the December 31 fiscal year-end.

Item 5.06.	Change in Shell Company Status.

As a result of the Merger, Kintara ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the closing of the Merger. A description of the Merger and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1-The Nasdaq Proposal” beginning on page 189 of the Proxy Statement/Prospectus. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On October 18, 2024, the Company issued a press release announcing, among other things, the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press releases is not incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of TuHURA as of and for the years ended December 31, 2023 and 2022 and the related notes thereto are included in the Proxy Statement/Prospectus, and are incorporated herein by reference.

The audited consolidated financial statements of Kintara as of and for the years ended June 30, 2024 and 2023 and the related notes are included in Kintara’s annual report on Form 10-K for the year ended June 30, 2024 that was filed with the SEC on October 7, 2024, and are incorporated herein by reference.

The unaudited condensed interim financial statements of TuHURA as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 are filed herewith as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma financial information for the year ended December 31, 2023 and the six months ended June 30, 2024 are filed herewith as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1**††

Agreement and Plan of Merger, dated as of April 2, 2024, by and among Kintara Therapeutics, Inc., Kayak Mergeco, Inc., and TuHURA Biosciences, Inc. (incorporated by reference to Exhibit 2.1 of Kintara’s Current Report on Form 8-K filed with the SEC on April 3, 2024).

2.2

Waiver Agreement to Agreement and Plan of Merger, dated as of September 25, 2024, by and among Kintara Therapeutics, Inc., Kayak Mergeco, Inc., and TuHURA Biosciences, Inc. (incorporated by reference to Exhibit 2.1 of Kintara’s Current Report on Form 8-K filed with the SEC on September 25, 2024)

2.3*	Waiver Agreement to Agreement and Plan of Merger, dated as of October 18, 2024, by and among Kintara Therapeutics, Inc., Kayak Mergeco, Inc., and TuHURA Biosciences, Inc.

3.1*	Articles of Amendment to Articles of Incorporation of Kintara Therapeutics, Inc., as filed with the Secretary of State of Nevada, effective October 18, 2024 (Reverse Stock Split)

3.2*	Articles of Amendment to the Articles of Incorporation of Kintara Therapeutics, Inc., as filed with the Secretary of State of Nevada, effective October 18, 2024 (Name Change Amendment)

4.1**

Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Series A Preferred Offering (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.2**

Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant, dated June 1, 2019, issued for advisory services (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.3**

Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Series A-1 Preferred Stock Offering (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.4**

Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Note Conversion Transaction (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.5**

Form of TuHURA Biosciences, Inc. (f/k/a Morphogenesis, Inc.) Common Stock Purchase Warrant issued in Series B Preferred Stock Offering (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.6**

Form of TuHURA Biosciences, Inc. Common Stock Warrant issued in TuHURA Note Financing (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

4.7**

Form of TuHURA Biosciences, Inc. Series A Preferred Stock Warrant Amendment Agreement (incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-4/a filed on August 8, 2024 (Registration No. 333-279368))

10.1**

Contingent Value Rights Agreement, dated October 18, 2024, by and between Kintara Therapeutics, Inc. and Equiniti Trust Company, LLC (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form 8-K filed on April 3, 2024 (Registration No. 333-279368))

10.2*+	Form of Indemnification Agreement by and between TuHURA Biosciences, Inc and each of its directors and executive officers.

10.3**	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.3 of Kintara’s Current Report on Form 8-K filed with the SEC on April 3, 2024)

10.4*+	TuHURA Biosciences, Inc. 2024 Equity Incentive Plan.

10.5**+

Second Amended and Restated Employment Agreement, dated March 29, 2024, between TuHURA Biosciences, Inc. and Dan Dearborn (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.6**+

Second Amended and Restated Employment Agreement, dated March 29, 2024, between TuHURA Biosciences, Inc. and James Bianco, M.D (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.7**+

Employment Agreement, dated December 19, 2023, between TuHURA Biosciences, Inc. and Dennis Yamashita (incorporated by reference to Exhibit 10.36 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.8**†

Exclusive License Agreement, dated March 29, 2019, between Morphogenesis, Inc. and H. Lee Moffitt Cancer Center and Research Institute, Inc., as amended (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.9**†

Exclusive License Agreement, dated April 23, 2021, between Morphogenesis, Inc. and H. Lee Moffitt Cancer Center and Research Institute, Inc., as amended (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.10**†

Restated and Amended Exclusive License Agreement, effective September 7, 2022, between TuHURA Biopharma, Inc. and West Virginia Research Corporation (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.11**†

Asset Purchase Agreement, dated January 26, 2023, between TuHURA Biopharma Inc. and Morphogenesis, Inc. (incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-4 filed on May 13, 2024 (Registration No. 333-279368))

10.12**†

Exclusivity and Right of First Offer Agreement, dated July 3, 2024, between TuHURA Biosciences, Inc. and Kineta, Inc. (incorporated by reference to Exhibit 10.41 to the Registration Statement on Form S-4/A filed on July 19, 2024 (Registration No. 333-279368))

21.1*	List of Subsidiaries

99.1*	Press release issued on October 18, 2024 regarding the closing of the Merger.

99.2*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of TuHURA for the six months ended June 30, 2024 and 2023.

99.3**

Unaudited Condensed Interim Financial Statements of TuHURA Biosciences, Inc. as of and for the six months ended June 30, 2024 and 2023 (incorporated by reference to Exhibit 99.1 of Kintara’s Current Report on Form 8-K filed with the SEC on October 8, 2024).

99.4*	Unaudited Pro Forma Condensed Financial information of the Company as of and for the six months ended June 30, 2024 and the year ended December 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

††

Schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Kintara hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

*	Filed herewith
** +	Previously filed Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	October 21, 2024	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer